Exhibit 99.1

AMCON DISTRIBUTING COMPANY REPORTS RESULTS FOR THE QUARTER ENDED MARCH 31, 2025

NEWS RELEASE

Omaha, NE, April 18, 2025 - AMCON Distributing Company (“AMCON” or “the Company”) (NYSE American: DIT), an Omaha, Nebraska based Convenience and Foodservice Distributor, announces fully diluted loss per share of $2.58 on a net loss available to common shareholders of $1.6 million for its second fiscal quarter ended March 31, 2025.

“The convenience retailing sector which we serve continues to experience a challenging operating environment with consumer behavior and discretionary spending lagging. At the same time, the cost structures for Convenience Distributors have been impacted by the cumulative impact of inflation over a multi-year period. These inflationary pressures have resulted in higher operating expenses in areas such as product costs, labor and employee benefits, equipment, and insurance, and in additional consolidation across our entire industry. Our management team is integrating our recent acquisitions and new facilities in order to provide our customer base AMCON’s industry leading suite of programs and services,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We continue to actively seek strategic acquisition opportunities for Convenience and Foodservice Distributors, and their families, who want to align with our customer focused approach philosophy and further the legacy of their enterprises.”

“The system integration work we are implementing across our organization, which has now become the third largest Convenience Distributor in the United States measured by territory covered, provides the foundational support for our operating philosophy centered on a superior level of customer service. Our customer-centric approach is particularly helpful in challenging weather conditions as we ensure that AMCON’s retail partners receive a consistent and timely flow of goods and services. As we grow, our customer base has been increasingly enthusiastic about our integrated state of the art advertising, design, print and electronic display programs that we believe provide our customers a competitive edge,” said Andrew C. Plummer, AMCON’s President and Chief Operating Officer. Mr. Plummer continued, “Foodservice continues to be a strategic focus. We offer a breadth and depth of proprietary foodservice programs and associated store level merchandising that is unparalleled in the convenience distribution industry. We now have the capability to offer turn-key solutions that will enable our retail partners the ability to compete head-on with the Quick Service Restaurant industry.”

For the fiscal quarter ended March 2025, the wholesale distribution segment reported revenues of $607.6 million and operating income of $2.8 million and the retail health food segment reported revenues of $11.9 million and operating income of $0.4 million.

“We continue our relentless daily focus on managing the Company’s balance sheet and maximizing our liquidity position. At March 31, 2025, our shareholders’ equity was $111.4 million,” said Charles J. Schmaderer, AMCON’s Chief Financial Officer. Mr. Schmaderer also added, “We are investing capital to develop our recently acquired 250,000 square foot distribution facility in Colorado City, Colorado, which will support our customers’ growth initiatives in the Intermountain Region.”

AMCON, and its subsidiaries Team Sledd, LLC and Henry’s Foods, Inc., is a leading Convenience and Foodservice Distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and refrigerated foods, automotive supplies and health and beauty care products with fourteen (14) distribution centers in Colorado, Idaho, Illinois, Indiana, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Tennessee and West Virginia. Through its Healthy Edge Retail Group, AMCON operates fifteen (15) health and natural product retail stores in the Midwest and Florida.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

For Further Information Contact:

Charles J. Schmaderer

AMCON Distributing Company

Ph 402-331-3727

AMCON Distributing Company and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	March	September
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash	$685,854	$672,788
Accounts receivable, less allowance for credit losses of $2.2 million at March 2025 and $2.3 million at September 2024	65,081,021	70,653,907
Inventories, net	160,544,902	144,254,843
Income taxes receivable	338,291	718,645
Prepaid expenses and other current assets	13,011,905	12,765,088
Total current assets	239,661,973	229,065,271

Property and equipment, net	110,596,212	106,049,061
Operating lease right-of-use assets, net	28,485,790	25,514,731
Goodwill	5,778,325	5,778,325
Other intangible assets, net	4,478,383	4,747,234
Other assets	3,003,354	2,952,688
Total assets	$392,004,037	$374,107,310

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,221,231	$54,498,225
Accrued expenses	14,807,437	15,802,727
Accrued wages, salaries and bonuses	4,821,368	8,989,355
Current operating lease liabilities	7,679,960	7,036,751
Current maturities of long-term debt	5,314,657	5,202,443
Current mandatorily redeemable non-controlling interest	1,812,558	1,703,604
Total current liabilities	91,657,211	93,233,105

Credit facilities	142,291,571	121,272,004
Deferred income tax liability, net	3,802,644	4,374,316
Long-term operating lease liabilities	21,060,350	18,770,001
Long-term debt, less current maturities	13,823,014	16,562,908
Mandatorily redeemable non-controlling interest, less current portion	6,866,610	6,507,896
Other long-term liabilities	1,151,765	1,657,295

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 645,462 shares outstanding at March 2025 and 630,362 shares outstanding at September 2024	9,799	9,648
Additional paid-in capital	35,715,308	34,439,735
Retained earnings	106,897,928	108,552,565
Treasury stock at cost	(31,272,163)	(31,272,163)
Total shareholders’ equity	111,350,872	111,729,785
Total liabilities and shareholders’ equity	$392,004,037	$374,107,310

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended March		For the six months ended March
	2025	2024	2025	2024
Sales (including excise taxes of $126.1 and $127.4 million, and $269.5 and $265.5 million, respectively)	$619,503,087	$601,877,306	$1,330,776,344	$1,246,836,380
Cost of sales	576,475,202	559,566,439	1,240,854,907	1,161,224,591
Gross profit	43,027,885	42,310,867	89,921,437	85,611,789
Selling, general and administrative expenses	40,107,953	36,677,814	80,695,584	73,936,491
Depreciation and amortization	2,458,027	2,289,390	5,093,628	4,508,558
	42,565,980	38,967,204	85,789,212	78,445,049
Operating income	461,905	3,343,663	4,132,225	7,166,740

Other expense (income):
Interest expense	2,266,407	2,247,737	5,113,028	4,559,250
Change in fair value of mandatorily redeemable non-controlling interest	272,856	134,389	467,668	334,133
Other (income), net	(56,398)	(191,006)	(167,930)	(754,147)
	2,482,865	2,191,120	5,412,766	4,139,236
Income (loss) from operations before income taxes	(2,020,960)	1,152,543	(1,280,541)	3,027,504
Income tax expense (benefit)	(431,000)	613,000	(39,000)	1,417,000
Net income (loss) available to common shareholders	$(1,589,960)	$539,543	$(1,241,541)	$1,610,504

Basic earnings (loss) per share available to common shareholders	$(2.58)	$0.90	$(2.02)	$2.69
Diluted earnings (loss) per share available to common shareholders	$(2.58)	$0.89	$(2.02)	$2.66

Basic weighted average shares outstanding	615,261	600,161	613,270	597,879
Diluted weighted average shares outstanding	615,261	608,029	613,270	605,917

Dividends paid per common share	$0.46	$0.46	$0.64	$0.64

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

					Additional
	Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
THREE MONTHS ENDED MARCH 2024
Balance, January 1, 2024	964,945	$9,648	(334,583)	$(31,272,163)	$32,521,091	$105,627,432	$106,886,008
Dividends on common stock, $0.18 per share	—	—	—	—	—	(113,465)	(113,465)
Compensation expense related to equity-based awards	—	—	—	—	639,548	—	639,548
Net income available to common shareholders	—	—	—	—	—	539,543	539,543
Balance, March 31, 2024	964,945	$9,648	(334,583)	$(31,272,163)	$33,160,639	$106,053,510	$107,951,634

THREE MONTHS ENDED MARCH 2025
Balance, January 1, 2025	980,045	$9,799	(334,583)	$(31,272,163)	$35,077,446	$108,604,071	$112,419,153
Dividends on common stock, $0.18 per share	—	—	—	—	—	(116,183)	(116,183)
Compensation expense related to equity-based awards	—	—	—	—	637,862	—	637,862
Net loss available to common shareholders	—	—	—	—	—	(1,589,960)	(1,589,960)
Balance, March 31, 2025	980,045	$9,799	(334,583)	$(31,272,163)	$35,715,308	$106,897,928	$111,350,872

					Additional
	Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
SIX MONTHS ENDED MARCH 2024
Balance, October 1, 2023	943,272	$9,431	(334,583)	$(31,272,163)	$30,585,388	$104,846,438	$104,169,094
Dividends on common stock, $0.64 per share	—	—	—	—	—	(403,432)	(403,432)
Compensation expense and issuance of stock in connection with equity-based awards	21,673	217	—	—	2,575,251	—	2,575,468
Net income available to common shareholders	—	—	—	—	—	1,610,504	1,610,504
Balance, March 31, 2024	964,945	$9,648	(334,583)	$(31,272,163)	$33,160,639	$106,053,510	$107,951,634

SIX MONTHS ENDED MARCH 2025
Balance, October 1, 2024	964,945	$9,648	(334,583)	$(31,272,163)	$34,439,735	$108,552,565	$111,729,785
Dividends on common stock, $0.64 per share	—	—	—	—	—	(413,096)	(413,096)
Compensation expense and issuance of stock in connection with equity-based awards	15,100	151	—	—	1,275,573	—	1,275,724
Net loss available to common shareholders	—	—	—	—	—	(1,241,541)	(1,241,541)
Balance, March 31, 2025	980,045	$9,799	(334,583)	$(31,272,163)	$35,715,308	$106,897,928	$111,350,872

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	March	March
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) available to common shareholders	$(1,241,541)	$1,610,504
Adjustments to reconcile net income (loss) available to common shareholders to net cash flows from (used in) operating activities:
Depreciation	4,824,777	4,239,707
Amortization	268,851	268,851
(Gain) loss on sales of property and equipment	(44,229)	(105,505)
Equity-based compensation	1,275,724	1,210,685
Deferred income taxes	(571,672)	153,444
Provision for credit losses	(164,616)	(133,707)
Inventory allowance	32,688	22,413
Change in fair value of contingent consideration	(1,453,452)	—
Change in fair value of mandatorily redeemable non-controlling interest	467,668	334,133
Changes in assets and liabilities, net of effects of business combinations:
Accounts receivable	5,749,877	4,130,987
Inventories	(13,324,448)	37,236,124
Prepaid and other current assets	(245,028)	(1,680,438)
Other assets	(50,666)	104,191
Accounts payable	2,898,936	9,475,057
Accrued expenses and accrued wages, salaries and bonuses	(4,490,508)	(4,402,600)
Other long-term liabilities	237,652	283,553
Income taxes payable and receivable	380,354	1,009,754
Net cash flows from (used in) operating activities	(5,449,633)	53,757,153

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(6,451,773)	(11,084,390)
Proceeds from sales of property and equipment	67,208	234,278
Acquisition of Arrowrock Supply	(6,131,527)	—
Net cash flows from (used in) investing activities	(12,516,092)	(10,850,112)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	1,262,647,310	1,128,853,805
Repayments under revolving credit facilities	(1,241,627,743)	(1,170,097,086)
Principal payments on long-term debt	(2,627,680)	(1,099,738)
Dividends on common stock	(413,096)	(403,432)
Net cash flows from (used in) financing activities	17,978,791	(42,746,451)
Net change in cash	13,066	160,590
Cash, beginning of period	672,788	790,931
Cash, end of period	$685,854	$951,521

Supplemental disclosure of cash flow information:
Cash paid during the period for interest, net of amounts capitalized	$5,215,092	$4,568,790
Cash paid during the period for income taxes, net of refunds	151,318	194,902

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	$841,018	$167,913
Purchase of property financed with promissory note	—	8,000,000
Issuance of common stock in connection with the vesting of equity-based awards	—	1,296,372